EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 19, 2012, on the consolidated financial statements of eLayaway, Inc., and subsidiaries, as of December 31, 2011 and 2010, incorporated by reference on the registration statement of eLayaway, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida

February 13, 2013